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                                                                      Exhibit 21


                              THE DIAL CORPORATION
                            SIGNIFICANT SUBSIDIARIES



                                                    STATE OR JURISDICTION
            SIGNIFICANT SUBSIDIARY                     OF INCORPORATION

Dial Brands Holding, Inc.                                  Arizona